Exhibit 23.1


                        Venturian Corp. and Subsidiaries

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated March 1, 1996 accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report of Venturian Corp. on Form 10-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Venturian Corp. on Form S-8 (File No. 2-93660 effective October 29, 1984).


                                                /s/ GRANT THORNTON LLP


Minneapolis, Minnesota
March 20, 1996